SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
September 7, 2012 (September 4, 2012)

NATIONAL HEALTH INVESTORS, INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	001-10822 (Commission File Number)	62-1470956 (IRS Employer Identification No.)

222 Robert Rose Drive, Murfreesboro, TN 37129
(Address of principal executive offices)

(615) 890-9100
(Registrant's telephone number, including area code)

Not Applicable
(Former name, former address and former fiscal year,
if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

National Health Investors, Inc. (NHI) has received notice that on September 4, 2012, the receiver of SeniorTrust of Florida, Inc. (“SeniorTrust”), an NHI borrower, filed a lawsuit against NHI and another party (Davidson Co., Tenn. Chancery Court Case No.12-1275-III).

SeniorTrust is one the nonprofit corporations that is the subject of the Office of the Tennessee Attorney General (OTAG) investigation as previously disclosed by NHI. Also as previously disclosed, a receiver was appointed for SeniorTrust in November 2011. NHI sold SeniorTrust eight nursing homes in Kansas and Missouri in December 2004. NHI financed 100% of SeniorTrust's $26.3 million purchase price for these eight facilities. SeniorTrust did not make any payments on the note prior to 2008.

As part of its complaint, SeniorTrust asserts claims that primarily arise from an assertion that the terms of the 2004 transaction were unfair to SeniorTrust. SeniorTrust also asserts that NHI caused SeniorTrust to enter into other transactions on terms adverse to SeniorTrust. SeniorTrust seeks compensatory and punitive damages and other relief.

Interest income recognized by NHI in 2011 for payments made by SeniorTrust was approximately $990,000. An unfavorable outcome in the litigation with SeniorTrust could have a material adverse effect on the financial statements of NHI.

NHI adamantly denies SeniorTrust's claims and intends to vigorously defend against SeniorTrust's complaint.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

NATIONAL HEALTH INVESTORS, INC.

By: /s/ Roger Hopkins
Name: Roger Hopkins
Title: Principal Financial Officer

Date:    September 7, 2012